Exhibit 99.4
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                                 ANDRESMIN GOLD
                                   CORPORATION




                              For Immediate Release

                  COPPER PORPHYRY POTENTIAL ON ANDRESMIN GOLD'S
                  ---------------------------------------------
                    HUARANGAYOC AND PIRA CONCESSIONS IN PERU
                    ----------------------------------------

LIMA, PERU, November 29, 2004, - Andresmin Gold Corporation  ("Andresmin" or the
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"Company")  (NASD  OTC-BB:  "ADGD") is pleased to announce that recent rock chip
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samples have confirmed that the Huarangayoc and Pira  concessions have anomalous gold, silver, copper, lead and zinc geochemistry in polymetallic veins and copper mineralization in porphyritic intrusives. The discovery of the porphyry is important as previously the area has not been considered as a copper porphyry area and therefore, opens up the property to much greater potential than previously recognized.

Ian Brodie, President of Andresmin Gold states, "Andresmin is very excited about what our geologists have found. The large porphyry potential presents a new and exciting opportunity for the Company and our shareholders."

The Pira property produced best results of up to 2.1 grams per tonne gold, 108 grams per tonne silver and 0.4% lead in polymetallic veins.

The Huarangayoc concessions produced best results of 312 grams per tonne silver, 0.6% zinc and 2.53% lead. The recent work confirms that silver rich veins of economic mineable widths are present on these concessions.

Andresmin geologists have identified a number of subcropping porphyry intrusives with low levels of copper mineralisation on the Huarangayoc property. The intrusives are to be further investigated as they have characteristics found in copper porphyry ore-bodies. The company is currently preparing a geological team to perform a more detailed mapping and sampling program with a new emphasis on the porphyry potential.

About Andresmin Gold Corporation
--------------------------------

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with nine projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts an inferred reserve of 1.4 million ounces of gold, thought to be near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.


              Calle Jose Gonzales 671-675 Miraflores, Lima 18, Peru
                               T: (51-1) 242-5502

                                 ANDRESMIN GOLD
                                   CORPORATION




For further information please contact:
Resourcex Group:
Toll (888) 689-1620
investor@andresmin.com
----------------------
www.andresmin.com
-----------------




THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.










































              Calle Jose Gonzales 671-675 Miraflores, Lima 18, Peru
                               T: (51-1) 242-5502